UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K
 ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 10, 2023
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________

Delaware	001-37860	81-3434516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1678 S. Pioneer Road, Salt Lake City, Utah		84104
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On January 10, 2023, Varex Imaging Corporation (the “Company”) announced that Brian Giambattista has advised the Company of his intention to retire as Senior Vice President and General Manager, Detectors (“SVP and GM”) of the Company, effective March 31, 2023 (the “Transition Date”). Andrew Hartmann, who currently serves as the Company’s Senior Vice President, Medical Sales and Marketing, will succeed Mr. Giambattista as SVP and GM, effective April 3, 2023. The Company will conduct a search to fill Mr. Hartmann’s role, which may include both external and internal candidates.

    On January 10, 2023 (the “Effective Date”) Mr. Giambattista and the Company entered into a Transition and Release Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Giambattista will continue in his current capacity from the Effective Date to the Transition Date (the “Transition Period”). Thereafter, Mr. Giambattista will continue employment with the Company as a non-executive employee until February 28, 2025 (the “Continued Employment Period”). During the Continued Employment Period, Mr. Giambattista will report to the Company’s Chief Executive Officer (the “CEO”) and perform the functions and duties requested by the CEO.

    During the Transition Period, Mr. Giambattista will continue to be paid at his current salary and be eligible for all Company benefits for which he was eligible immediately preceding the Effective Date, except as described below. During the Continued Employment Period, Mr. Giambattista will receive half the annual salary he was receiving immediately preceding the Effective Date and will continue to be eligible for continued health insurance coverage and other benefits generally available to non-executive employees. Provided he complies with the conditions of the Transition Agreement, during the Continued Employment Period Mr. Giambattista will be eligible for continued vesting of equity awards granted prior to the Transition Period. He will not be eligible to receive equity grants in fiscal year 2023 or thereafter. Mr. Giambattista’s Change in Control Agreement with the Company will remain in effect, and he will continue to be covered under the Company’s Directors and Officers insurance policy until the Transition Date. The Company may terminate the Transition Agreement at any time for Cause, as defined therein. The Transition Agreement provides a general release of the Company by Mr. Giambattista and customary non-disparagement terms. The Transition Agreement also provides that Mr. Giambattista will maintain a duty of loyalty to the Company and customary non-solicitation and non-compete provisions during the Transition Period and the Continued Employment Period.

    The foregoing description of the Transition Agreement is qualified in its entirety by reference to the full text of that agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

    Mr. Hartmann has served in his current role as the Company’s Senior Vice President, Medical Sales and Marketing since July 2018. Mr. Hartmann’s compensation will not change materially in connection with his appointment as SVP and GM. There are no arrangements or understandings between Mr. Hartmann and any other person required to be disclosed pursuant to Item 401(b) of Regulation S- K, no family relationships or directorships held by Mr. Hartmann required to be disclosed pursuant to Item 401(d) of Regulation S-K, and no transactions or planned transactions between Mr. Hartmann and the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. The other information required by Item 5.02(c)(2) of Form 8-K is incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the Securities and Exchange Commission on November 18, 2022.

Item 9.01	Financial Statements and Exhibits
    (d)     Exhibits

Exhibit No.	Description
10.1	Transition and Release Agreement, dated as of January 10, 2023, by and between Brian Giambattista and the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: January 10, 2023	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, Chief Legal Officer, General Counsel, and Corporate Secretary